UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, the Board of Directors of ACCO Brands Corporation (the “Company”) appointed Boris Elisman, 48, as President and Chief Operating Officer of the Company.  Mr. Elisman will continue to report to Robert J. Keller, the Chairman of the Board of Directors and Chief Executive Officer of the Company.  Mr. Elisman also will continue to serve in his current role as president of ACCO Brands Americas until the Company names a successor.  In connection with his new position, Mr. Elisman’s annual base salary was increased to $525,000, effective as of December 8, 2010, and his target cash bonus opportunity for 2011, as may be determined by the Compensation Committee of the Board of Directors for the 2011 annual performance period, was set at 80% of base salary.

On December 9, 2010, the Company issued a press release announcing the appointment of Mr. Elisman as President and Chief Operating Officer.  A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d)        Exhibits

99.1           Press release dated December 9, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: December 14, 2010	By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

99.1           Press release dated December 9, 2010.